K&L GATES LLP 405 N. KING STREET SUITE 700 WILMINGTON, DE 19801 T +1 302 416 7000 F +1 302 416 7020 klgates.com

September 8, 2014

Dycom Industries, Inc.
Dycom Investments, Inc.
11770 U.S. Highway 1, Suite 101
Palm Beach Gardens, Florida 33408

Re:	Each of the Entities Listed on Schedule A Attached Hereto

Ladies and Gentlemen:

At your request, we have acted as special Delaware counsel for the limited purpose of rendering opinions as to matters of Delaware law with respect to each of the Delaware corporations and the Delaware limited liability companies listed on Schedule A attached hereto (collectively, the “Delaware Subsidiaries” and individually, a “Delaware Subsidiary”) in connection with the filing by Dycom Industries, Inc. (the “Company”), Dycom Investments, Inc. (“Investments”), and certain other subsidiaries of the Company, including the Delaware Subsidiaries, (collectively, the “Subsidiaries,” and, collectively with the Company and Investments, the “Registrants”) of a Form S-3 Registration Statement with the United States Securities and Exchange Commission on September 8, 2014 pursuant to the Securities Act of 1933, as amended (the “Registration Statement”) relating to the issuance and offering, from time to time, of, among other securities and instruments, (1) debt securities of the Company (the “Company Debt Securities”), (2) debt securities of Investments (the “Subsidiary Debt Securities” and, together with the Company Debt Securities, the “Debt Securities”) and (3) guarantees of the Debt Securities (the “Guarantees”) by one or more of the Registrants (each a “Guarantor” and, collectively, the “Guarantors”), including, without limitation, the Guarantees pursuant to which the Delaware Subsidiaries will be Guarantors (the “Subsidiary Guarantees”).

Pursuant to the prospectus forming a part of the Registration Statement (the “Prospectus”), the Company and Investments propose to register the Debt Securities under the Securities Act of 1933, as amended, as set forth in the Registration Statement and to be issued pursuant to one or more Indentures (the “Indentures”) among the Company or Investments, respectively, the Guarantors, if any, and the trustees parties thereto, forms of which were filed with the United States Securities and Exchange Commission as exhibits to their registration statement on Form S-3/A on June 23, 2011 and are incorporated by reference as exhibits to the Registration Statement.

Dycom Industries, Inc.
Dycom Investments, Inc.
September 8, 2014

For purposes of giving the opinions hereinafter set forth, we have examined:

1.           A certified copy of the Certificate of Incorporation of each Delaware Subsidiary that is a Delaware corporation on the date hereof (each, a “Corporation”), as filed with the Office of the Secretary of State of the State of Delaware (the “Secretary of State”) on the date set forth opposite such Corporation’s name on Schedule B attached hereto (as to each such Corporation, its “Original Certificate of Incorporation”);

2.           A certified copy of any amendment to, or restatement of, the Original Certificate of Incorporation of any Corporation as set forth opposite such Corporation’s name on Schedule B attached hereto;

3.           The By-laws for each Corporation, as in effect on the date hereof;

4.           A certified copy of the Certificate of Formation of each Delaware Subsidiary that is a Delaware limited liability company on the date hereof (each, an “LLC”), as filed with the Secretary of State on the date set forth opposite such LLC’s name on Schedule C attached hereto (as to each such LLC, its “Original Certificate of Formation”);

5.           A certified copy of any amendment to, or restatement of, the Original Certificate of Formation of any LLC as set forth opposite such LLC’s name on Schedule C attached hereto;

6.           The Limited Liability Company Agreement of each LLC, as in effect on the date hereof;

7.           The Assignment and Assumption of Limited Liability Company Interests, dated as of December 3, 2012, by and between InfraSource FI, LLC (“InfraSource”) and PBG Acquisition III, LLC (“PBG”), transferring the sole limited liability company interest in Blair Park Services, LLC;

8.           The Assignment and Assumption of Limited Liability Company Interests, dated as of December 3, 2012, by and between InfraSource and PBG, transferring the sole limited liability company interest in Parkside Utility Construction, LLC (f/k/a InfraSource Telecommunication Services, LLC);

9.           The Assignment and Assumption of Limited Liability Company Interests, dated as of December 3, 2012, by and between Spalj Construction Company (“Spalj”) and PBG, transferring the sole limited liability company interest in Tjader, L.L.C. (“Tjader”);

10.           The Assignment and Assumption of Limited Liability Company Interests, effective as of December 3, 2012, by and between Spalj and PBG, transferring the sole limited liability company interest in Tjader;

11.           Resolutions of the Board of Directors or the Sole Member, as applicable, of each Delaware Subsidiary approving, among other things, its execution, delivery and performance of the Registration Statement and authorizing the future issuance of the Subsidiary Guarantee to which it is a party, to guarantee the Debt Securities issued pursuant to the Indentures (as to each such Delaware Subsidiary, its “Resolutions”);

Dycom Industries, Inc.
Dycom Investments, Inc.
September 8, 2014

12.           Certificates, dated as of September 8, 2014, certifying as to, among other things, certain organizational documents of each Delaware Subsidiary, the authorizing resolutions of the Board of Directors or the Sole Member, as applicable, of such Delaware Subsidiary, and certain other factual matters stated therein (each, an “Officer Certificate”);

13.           A Certificate of Good Standing for each Delaware Subsidiary, dated September 8, 2014, obtained from the Secretary of State;

14.           The Registration Statement; and

15.           The Indentures.

The documents referred to in (1) through (3) above are collectively referred to with respect to each Corporation as the “Corporation Organizational Documents.”  The documents referred to in (4) through (10) above are collectively referred to with respect to each LLC as the “LLC Organizational Documents.”  The documents referred to in (7) through (10) above are collectively referred to as the “Assignment Agreements.”  The documents referred to in (6) through (10), (14) and (15) above are collectively referred to as the “Agreements” and individually as an “Agreement.”

For purposes of this opinion we have not reviewed any documents other than the documents listed in (1) through (15) above.  In particular, we have not conducted any independent investigation beyond our review of the documents listed in (1) through (15) above, and we have not reviewed any document (other than the documents listed in (1) through (15) above) that is referred to or incorporated by reference into the documents reviewed by us.  Moreover, as to certain facts material to the opinions expressed herein, we have relied upon the representations and warranties contained in the documents and certificates examined by us.

Based upon the foregoing, and upon an examination of such questions of law of the State of Delaware as we have considered necessary or appropriate, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that:

A.           Each Corporation (a) is validly existing and in good standing as a corporation under the laws of the State of Delaware, and (b) has the requisite corporate power and authority to execute and deliver the Subsidiary Guarantee to which it is a party, to guarantee the Debt Securities issued pursuant to the terms of the Indentures, and to perform its obligations under such Subsidiary Guarantee.

B.           Each LLC (a) is validly existing and in good standing as a limited liability company under the laws of the State of Delaware, and (b) has the requisite limited liability company power and authority to execute and deliver the Subsidiary Guarantee to which it is a party, to guarantee the Debt Securities issued pursuant to the terms of the Indentures, and to perform its obligations under such Subsidiary Guarantee.

Dycom Industries, Inc.
Dycom Investments, Inc.
September 8, 2014

C.           The execution and delivery by each Delaware Subsidiary of the Subsidiary Guarantee to which it is a party, to guarantee the Debt Securities issued pursuant to the terms of the Indentures, and the performance by such Delaware Subsidiary of its obligations under such Subsidiary Guarantee have been duly authorized by all necessary corporate or limited liability company action, as applicable, on behalf of such Delaware Subsidiary.

D.           Each Delaware Subsidiary (a) will have duly executed the Subsidiary Guarantee to which it is a party upon the execution of such Subsidiary Guarantee by a Designated Officer (as defined in such Delaware Subsidiary’s Resolutions) on behalf of such Delaware Subsidiary, and, (b) assuming its presentation of such Subsidiary Guarantee to the other parties thereto with no conditions, express or implied, regarding the effect of such presentation, will have duly delivered such Subsidiary Guarantee.

All of the foregoing opinions contained herein are subject to the following assumptions, qualifications, limitations and exceptions:

a.           The foregoing opinions are limited to the laws of the State of Delaware presently in effect, excluding the securities provisions thereof.  We have not considered and express no opinion on the laws of any other jurisdiction, including, without limitation, federal laws and rules and regulations relating thereto.

b.           We have assumed that any amendment or restatement of any document reviewed by us has been accomplished in accordance with, and was permitted by, the relevant provisions of applicable law and the relevant provisions of such document prior to its amendment or restatement from time to time.  We also have assumed the legal capacity of any natural persons who are signatories to any of the documents examined by us.

c.           We have assumed that all signatures on documents examined by us are genuine, that all documents submitted to us as originals are authentic and that all documents submitted to us as copies conform to the originals.

d.           We have assumed that each Agreement constitutes the legal, valid, binding and enforceable obligation of each of the parties thereto under the stated law of governance thereof.

e.           We have assumed that each statement in each Officer Certificate was true and complete when made and remains true and complete as of the date hereof.

f.           Except as expressly set forth above, we express no opinion on any document that is referred to or incorporated by reference into the documents reviewed by us.

Dycom Industries, Inc.
Dycom Investments, Inc.
September 8, 2014

g.           This opinion is limited to (i) the present laws of the State of Delaware, (ii) present judicial interpretations of the matters described in clause (i), and (iii) the facts as they currently exist.  We assume no obligation to revise or supplement this opinion if any applicable laws change after the date of this opinion by legislative action, judicial decision, or otherwise, or if we become aware of any facts that might change the opinions expressed above after the date of this opinion.

We consent to the filing of this opinion letter with the United States Securities and Exchange Commission as an exhibit to the Registration Statement.  In giving the foregoing consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the United States Securities and Exchange Commission thereunder.  In addition, Shearman & Sterling LLP may rely on this opinion in connection with any legal opinion being rendered by the same on the date hereof with respect to the matters set forth herein.

Very truly yours,

/s/ K&L Gates LLP

Schedule A

Ansco & Associates, LLC

Apex Digital, LLC

Blair Park Services, LLC

Broadband Express, LLC

Broadband Installation Services, LLC

C-2 Utility Contractors, LLC

Cable Connectors, LLC

CableCom, LLC

CableCom of California, Inc.

Can-Am Communications, Inc.

Cavo Broadband Communications, LLC

CCLC, Inc.

CertusView Leasing, LLC

Communications Construction Group, LLC

Dycom Capital Management, Inc.

Dycom Corporate Identity, Inc.

Dycom Identity, LLC

Ervin Cable Construction, LLC

Golden State Utility Co.

Ivy H. Smith Company, LLC

Kanaan Communications, LLC

Lambert’s Cable Splicing Company, LLC

Midtown Express, LLC

NeoCom Solutions Holdings, LLC

Nichols Construction, LLC

Niels Fugal Sons Company, LLC

Niels Fugal Sons Company of California, Inc.

North Sky Communications, Inc.

OSP Services, LLC

Parkside Site & Utility Company Corporation

Parkside Utility Construction, LLC

PBG Acquisition III, LLC

Precision Valley Communications of Vermont, LLC

Prince Telecom, LLC

Prince Telecom of California, Inc.

RJE Telecom, LLC

Spalj Construction Company

Spectrum Wireless Solutions, Inc.

Star Construction, LLC

Stevens Communications, LLC

TCS Communications, LLC

Tesinc, LLC

Tjader, L.L.C.

Triple-D Communications, LLC

Underground Specialties, LLC

VCI Construction, Inc.

VCI Utility Services, Inc.

VCI Utility Services Holdings, LLC

White Mountain Cable Construction, LLC

Schedule B

Corporation Name	Date of Filing of Original Certificate of Incorporation	Amendments to or Restatements of the Original Certificate of Incorporation and the Dates of Filing Thereof
CableCom of California, Inc.	November 15, 2002	Certificate of Change of Registered Agent filed January 23, 2003
Can-Am Communications, Inc.	June 1, 1987	Certificate of Amendment filed June 19, 1987
Certificate of Merger filed January 13, 1989
Certificate of Change of Registered Agent filed October 27, 1989
Certificate of Amendment filed August 12, 1991
Certificate of Amendment filed November 15, 1996
Certificate of Designations, Preferences and Rights of Class A Common Stock $.01 Par Value filed November 15, 1996
Certificate of Amendment filed May 9, 1997
Certificate of Amendment filed May 31, 2000
Certificate of Designations of Participating Preferred Stock filed November 28, 2001
Certificate of Ownership and Merger filed February 21, 2002

Certificate of Amendment filed April 1, 2003
Certificate of Merger filed November 7, 2008
CCLC, Inc.	February 16, 2000	Certificate of Change of Registered Agent filed November 22, 2002
Certificate of Change of Registered Agent filed January 3, 2013
Dycom Capital Management, Inc.	November 15, 2002	Certificate of Change of Registered Agent filed December 3, 2003
Dycom Corporate Identity, Inc.	November 15, 2002	Certificate of Change of Registered Agent filed December 3, 2003
Golden State Utility Co.	April 3, 1998	Certificate of Merger filed April 15, 1998
Certificate of Change of Registered Agent filed November 27, 2002
Certificate of Merger filed December 31, 2003
Certificate of Correction filed February 3, 2005
Certificate of Correction filed February 9, 2005
Certificate of Change of Registered Agent filed January 3, 2013
Niels Fugal Sons Company of California, Inc.	November 15, 2002	Certificate of Change of Registered Agent filed January 23, 2003
North Sky Communications, Inc.	June 3, 1999	Certificate of Merger filed July 15, 1999

Certificate of Change of Registered Agent filed November 22, 2002
Certificate of Change of Registered Agent filed January 3, 2013
Parkside Site & Utility Company Corporation	July 26, 1999	Certificate of Merger filed December 20, 2000
Certificate of Change of Registered Agent filed November 27, 2002
Certificate of Change of Registered Agent filed January 3, 2013
Prince Telecom of California, Inc.	October 14, 2009
Spalj Construction Company	April 6, 1998	Certificate of Merger filed May 5, 1998
Certificate of Merger filed October 4, 1999
Certificate of Merger filed December 29, 1999
Agreement of Merger filed December 29, 1999
Certificate of Merger filed July 17, 2000
Certificate of Change of Registered Agent filed November 27, 2002
Certificate of Merger filed December 31, 2003

Certificate of Merger filed December 31, 2007
Certificate of Merger filed December 24, 2008
Certificate of Change of Registered Agent filed January 3, 2013
Spectrum Wireless Solutions, Inc.	June 3, 1999	Certificate of Amendment filed October 19, 1999
Certificate of Change of Registered Agent filed November 22, 2002
Certificate of Merger filed December 23, 2010
Certificate of Change of Registered Agent filed January 3, 2013
Certificate of Amendment filed January 29, 2013
VCI Construction, Inc.	October 22, 1998	Certificate of Merger filed March 9, 1999
Certificate of Change of Registered Agent filed November 27, 2002
Certificate of Merger filed December 23, 2011
Certificate of Change of Registered Agent filed January 3, 2013
VCI Utility Services, Inc.	November 1, 2012	Certificate of Change of Registered Agent filed January 3, 2013

Schedule C

LLC Name	Date of Filing of Original Certificate of Formation	Amendments to or Restatements of the Original Certificate of Formation and the Dates of Filing Thereof
Ansco & Associates, LLC	November 15, 2002	Certificate of Amendment filed January 23, 2003
Certificate of Merger, filed March 31, 2003
Apex Digital, LLC	November 15, 2002	Certificate of Amendment filed January 23, 2003
Certificate of Merger filed March 31, 2003
Certificate of Merger filed November 7, 2008
Blair Park Services, LLC	September 18, 2006	Certificate of Merger, filed December 28, 2006
Certificate of Amendment filed October 10, 2007
Certificate of Change of Registered Agent filed January 3, 2013
Broadband Express, LLC	September 12, 2008 (Simultaneously with the filing of a Certificate of Conversion)
Broadband Installation Services, LLC	September 12, 2008 (Simultaneously with the filing of a Certificate of Conversion)
C-2 Utility Contractors, LLC	December 11, 2002	Certificate of Merger filed March 31, 2003
Certificate of Merger filed June 20, 2014

Cable Connectors, LLC	November 15, 2002	Certificate of Amendment filed January 23, 2003
Certificate of Merger filed March 31, 2003
CableCom, LLC	December 11, 2002	Certificate of Merger filed December 29, 2003
Cavo Broadband Communications, LLC	March 15, 2007	Certificate of Amendment filed April 13, 2007
CertusView Leasing, LLC	May 22, 2008	Certificate of Amendment filed July 25, 2008
Certificate of Amendment filed July 1, 2009
Communications Construction Group, LLC	November 15, 2002	Certificate of Amendment filed January 23, 2003
Certificate of Merger filed March 31, 2003
Certificate of Merger filed July 29, 2013
Dycom Identity, LLC	March 21, 2003
Ervin Cable Construction, LLC	November 15, 2002	Certificate of Amendment filed January 23, 2003
Certificate of Merger filed March 28, 2003
Ivy H. Smith Company, LLC	November 15, 2002	Certificate of Amendment filed January 23, 2003
Certificate of Merger filed December 29, 2003
Kanaan Communications, LLC	November 10, 2011
Lambert’s Cable Splicing Company, LLC	December 11, 2002	Certificate of Merger filed March 31, 2003
Certificate of Amendment filed December 16, 2005

Certificate of Merger filed November 7, 2008
Midtown Express, LLC	September 12, 2008 (Simultaneously with the filing of a Certificate of Conversion)
NeoCom Solutions Holdings, LLC	December 9, 2010	Amended and Restated Certificate of Formation filed January 24, 2011
Certificate of Merger filed February 11, 2011
Nichols Construction, LLC	December 11, 2002	Certificate of Merger filed March 31, 2003
Niels Fugal Sons Company, LLC	December 11, 2002	Certificate of Merger filed March 31, 2003
OSP Services, LLC	August 4, 2004	Certificate of Amendment filed September 15, 2004
Parkside Utility Construction, LLC	December 14, 2007	Certificate of Change of Registered Agent filed January 3, 2013
Certificate of Ownership and Merger filed January 29, 2013
PBG Acquisition III, LLC	August 12, 2011
Precision Valley Communications of Vermont, LLC	November 15, 2002	Certificate of Amendment filed January 23, 2003
Certificate of Merger filed March 31, 2003
Prince Telecom, LLC	September 12, 2008 (Simultaneously with the filing of a Certificate of Conversion)
RJE Telecom, LLC	August 5, 2004	Amended & Restated Certificate of Formation filed August 6, 2004

Certificate of Amendment filed September 15, 2004
Certificate of Merger filed July 29, 2013
Star Construction, LLC	November 15, 2002	Certificate of Amendment filed January 23, 2003
Certificate of Merger filed March 31, 2003
Stevens Communications, LLC	December 11, 2002	Certificate of Merger filed March 31, 2003
TCS Communications, LLC	November 15, 2002	Certificate of Amendment filed January 23, 2003
Tesinc, LLC	November 15, 2002	Certificate of Amendment filed January 23, 2003
Certificate of Merger filed April 23, 2004
Certificate of Merger filed June 20, 2014
Tjader, L.L.C.	July 6, 2000	Certificate of Amendment filed November 27, 2002
Certificate of Change of Registered Agent filed January 3, 2013
Triple-D Communications, LLC	November 15, 2002	Certificate of Amendment filed January 23, 2003
Certificate of Merger filed March 31, 2003
Underground Specialties, LLC	November 15, 2002	Certificate of Amendment filed January 23, 2003
Certificate of Merger filed July 29, 2013

VCI Utility Services Holdings, LLC	March 12, 2013
White Mountain Cable Construction, LLC	November 15, 2002	Certificate of Amendment filed January 23, 2003